UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2019

V.F. Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5256	23-1180120
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

105 Corporate Center Boulevard

Greensboro, North Carolina 27408

(Address of principal executive offices)

(336) 424-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
0.625% Senior Notes due 2023	VFC23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 23, 2019, V.F. Corporation (“VF”) filed a Current Report on Form 8-K (the “Original 8-K”) to disclose that, among other things, on May 22, 2019, after the New York Stock Exchange market closing, the previously-announced separation (the “Separation”) of Kontoor Brands, Inc. from VF was completed.

In the Original 8-K, VF indicated that the pro forma financial statements required by Item 9.01(b) of Form 8-K would be filed on May 29, 2019, which is the fourth business day following completion of the Separation. This Form 8-K is being filed to provide such pro forma financial information.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated statements of income of VF for the year ended March 30, 2019, for the three months ended March 31, 2018, and for the years ended December 30, 2017 and December 31, 2016 and the unaudited pro forma condensed consolidated balance sheet of VF as of March 30, 2019 are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Title

99.1	Unaudited pro forma condensed consolidated statements of income of VF for the year ended March 30, 2019, for the three months ended March 31, 2018, and for the years ended December 30, 2017 and December 31, 2016 and the unaudited pro forma condensed consolidated balance sheet of VF as of March 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Laura C. Meagher
	Name:	Laura C. Meagher
	Title:	Vice President, General Counsel & Secretary

Dated: May 29, 2019